UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

June 17, 2010 (June 11, 2010)
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2010, David C. Dobson, Executive Vice President and President Pitney Bowes Management Services, and Enterprise Sales and Solutions notified Pitney Bowes Inc. (the “Company”) of his decision to resign as an officer and employee of the Company effective July 5, 2010 to take an executive management position at another Fortune 500 company.  On July 5, 2010 Vicki A. O'Meara, currently serving as the Executive Vice President and Chief Legal and Compliance Officer, will assume responsibility for Pitney Bowes Management Services as Executive Vice President and President Pitney Bowes Management Services, and Government and Postal Affairs.  Ms. O’Meara will cease serving as Chief Legal and Compliance Officer at that time.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated June 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pitney Bowes Inc.

June 17, 2010

/s/ S.J. Green
S.J. Green
Vice President – Finance and Chief Accounting Officer (Principal Accounting Officer)